Exhibit 10.3

Securities Purchase Agreement

EnzymeBioSystems
8440 W. Lake Mead, Suite 214

Las Vegas, NV 89128

The undersigned (the “Investor”) hereby confirms its agreement with EnzymeBioSystems, a Nevada corporation (the “Company”), as follows:

1. This Securities Purchase Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors Common Units (the “Common Units”) consisting of (i) 5,000,000 authorized but unissued post-split shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) and (ii) A, B, C & D Warrants (the “Warrants”) to purchase additional Common Stock. The purchase price per Common Unit shall be $0.20 per unit (the “Common Unit Purchase Price”) and includes a Class A Warrant that can exercised to purchase up to an equal amount of shares at $0.30 per share, a Class B Warrant than can be exercised to purchase up to an equal amount of shares at $0.40 per share, a Class C Warrant to purchase up to an equal amount of shares at $0.60 per share. Upon the exercise of the Class C Warrants, the investor is entitled to Class D cashless warrant of $0.40 per share. Notwithstanding anything to the contrary contained in the Warrants, none of the Warrants shall be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% of the Common Stock after giving effect to such exercise. The form of the Warrant for Class A, B, and C is attached hereto as Exhibit B. The form of Warrant for Class D is attached hereto as Exhibit C.

3. The offering and sale of the Securities (the “Offering”) are being made pursuant where the Company and investors have agreed to the following terms and conditions:

a)	The Company will reverse its common stock on a 1-for-20 basis. All share prices referenced herein are post-split.

b)	The Company agrees to issue A, B and C Warrants with the sale of the stock, and D Warrants upon exercise of some or all of the C Warrants.

c)	The Company and Investor agree that none of the Warrants shall be exercisable by the holder whereby the holder or any of its affiliates would beneficially own in excess of 4.99% of the Common Stock or any other class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, which may be increased or decreased to any other percentage at the holder’s election on 61 days’ notice delivered to the Company.

d)	The Offering will be conducted on a best efforts basis to raise up to $1,000,000.00.

e)	Forty percent of the proceeds from the Offering will be used for Investor Relations to create awareness for the company and Amooranin.

f)	Investor requires current management to remain unchanged and largest shareholder, Berkeley Clinic, LC, to maintain voting control through the next anticipated rounds of finance, including the exercise of all of the warrants form the Units plus additional votes to include the next round of financing (Berkeley Clinic holds approximately 63.6% of the voting control of the Company).

g)	After the Offering is closed, the Company agrees to file a registration statement within 30 days after the Closing of the Offering to register (the “Registration Statement”) with the U. S. Securities and Exchange Commission (the “SEC”) the resale of the shares of the Common Stock and underlying warrants issued and sold in the Offering, subject to customary closing conditions. The Company agrees to use its best efforts to have the registration statement declared effective by the SEC within 90 days of the closing.

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Common Units set forth below for the aggregate Purchase Price set forth below. The Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten or conducted by any placement agent and that there is no minimum offering amount.

5. The executed Warrants shall be delivered to the Investor by mail, registered in such names and sent to such address as specified by the Investor below.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Company’s financial reports and business plan as filed with the SEC.

8. The Company represents and warrants as follows:

8.1 Organization; Subsidiary. The Company is a corporation duly existing under the laws of the State of Nevada. The Company is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified. The Company has no subsidiaries.

8.2 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement have been taken. This Agreement shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

8.3 Absence of Conflicts. The execution, delivery and performance of this Agreement is not in conflict with nor does it constitute a breach of any provision contained in Company’s organizational documents, nor will it constitute an event of default under any material agreement to which the Company is a party or by which the Company is bound.

8.4 Consents and Approvals. The Company has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of the Company’s business as currently conducted, or are required by law.

8.5 Litigation. There are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings pending, or to the knowledge of the Company threatened, against the Company at law or in equity, and to Company’s knowledge, there is no basis for any of the foregoing. There are no unsatisfied judgments, penalties or awards against or affecting Company or its businesses, properties or assets. The Company is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by the Company with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There are no actions or suits by the Company pending or threatened against others.

9. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof are the material pricing terms of the Offering.

Number of Common Shares at $0.20 per post-split share:
(includes A, B, C, D Warrants)

Total Purchase Price for Common Units ($0.20 times number of shares) $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ___________, 2017

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this ___ day of _________, 2017:

ENZYMEBIOSYSTEMS

By:
Title:

THE SHARES AND UNDERLYING SECURITIES CONTAINED IN THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION OF SAID ACT.

annex I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Common Units, including the issuance of the Shares, Warrants and the shares of Common Stock underlying the Warrants.

2. Agreement to Sell and Purchase the Securities.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Common Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Common Units are attached as Annex I for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Securities Purchase Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Securities Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

3. Closings and Delivery of the Securities and Funds.

3.1 Closing. The completion of the purchase and sale of the Common Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company, and of which the Investors will be notified in advance in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) if applicable, the Company shall cause the Company’s transfer agent (“Transfer Agent”), to deliver to the Investor the number of Shares included in the Common Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor, the Warrant for the number of Warrant Shares included in the Units set forth on the Signature Page, and (c) the aggregate purchase price for the Common Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

3.3 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Common Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Common Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.4 (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Common Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1 The Investor (a) is an entity that qualifies for an exemption from the requirements of the Company to qualify or register the offer and sale of the Common Units to the Investor under any applicable state “blue-sky” or securities laws in the jurisdiction in which the Investor is deemed to reside, (b) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Common Units, including investments in securities issued by the Company and investments in comparable companies, (c) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (d) in connection with its decision to purchase the Common Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Common Units, or possession or distribution of offering materials in connection with the issue of the Common Units in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers securities or has in its possession or distributes any offering material, in all cases at its own expense.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Common Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Common Units. The Investor also understands that there is no established public trading market for the Common Units or the Warrants, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Common Units or the Warrants on any securities exchange. The Investor understands that without an active trading market, the liquidity of the Common Units or the Warrants will be limited.

4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6 The Investor has not disclosed any material pricing information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) from the time the Investor received material pricing information regarding the offering until the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4.7 The Investor has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Common Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5. Representations, Warranties and Covenants of the Company.

The Company acknowledges, represents and warrants to, and agrees with, the Investor that:

5.1 Registration. the Company agrees to file a registration statement within 30 days after the Closing of the Offering to register (the “Registration Statement”) with the U. S. Securities and Exchange Commission (the “SEC”) the resale of the shares of the Common Stock and underlying warrants issued and sold in the Offering, subject to customary closing conditions. The Company agrees to use its best efforts to have the registration statement declared effective by the SEC within 90 days of the closing.

5.2 Exemption. The Company is relying on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, and is in compliance therewith. The Company will take commercially reasonable measures to ensure the applicability of this exemption to the Offering.

5.3 Rule 144 Opinion. If, on the date which his six (6) months after the closing of this offering, there is not then in effect a registration statement for the sale of the Common Stock and shares of common stock underlying the exercise of the Warrants, then the Company will, upon the request of the Investor and at the Company’s sole expense, cause its legal counsel to issue a Rule 144 legal opinion for the resale of the securities sold herein, as long as the conditions of Rule 144 apply. If the Company does not cause its counsel to issue a Rule 144 legal opinion with in ten (10) business days of a request by the Investor, then the Investor may choose its own legal counsel to issue said opinion, which the Company will not unreasonably oppose and shall take all commercially reasonable steps to facilitate, and the Company shall reimburse the Investor for its legal fees related thereto.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Common Units being purchased and the payment therefor until the expiration of the applicable statute of limitations.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be delivered (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by email attachment or facsimile number, upon the date of transmission, and will be delivered and addressed as follows:

(a) if to the Company, to:

EnzymeBioSystems
8440 W. Lake Mead, Suite 214

Las Vegas, NV 89128

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investors.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor.

13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Common Units to such Investor.

INVESTOR	ENZYMEBIOSYSTEMS

By:	By:
Name:	Name:
Title:

Exhibit A

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	_______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial	_______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	_______	I am a director or executive officer of EnzymeBioSystems

Initial	_______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial	_______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial	_______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial	_______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial	_______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial	_______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	_______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	_______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	_______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial	_______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial	_______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

OTHER CERTIFICATIONS.

By signing the Signature Page, I certify the following:

(a) that I am at least 21 years of age;

(b) that my purchase of Shares will be solely for my own account and not for the account of any other person (other than my spouse, if co-owner); and

(c) that the name, residence address and social security or taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

IV. OTHER INFORMATION.

1.	The exact name that your Securities are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT AND THE SUBSCRIBERS CHECK PAYABLE TO: Enzymebiosystems.

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other

(Circle one or more)

Signature:

Print Name:

Title (if applicable):